Exhibit 4.3A
QLIK TECHNOLOGIES INC.
AMENDMENT AND WAIVER OF NOTICE AGREEMENT
     This AMENDMENT AND WAIVER OF NOTICE AGREEMENT (this “Agreement”) is entered into as of June 11, 2010, by and among Qlik Technologies Inc., a Delaware corporation (the “Company”), and the undersigned investors (the “Investors”).
     WHEREAS, the Company intends to offer, issue and sell directly to the public certain shares of the Company’s common stock (the “Shares”) in an initial public offering (the “Offering) and will undertake a registration of the Shares (the “Registration”) by preparing, executing, and filing with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended;
     WHEREAS, the Company and the Investors are parties to that certain Investors’ Rights Agreement, dated November 17, 2004 and as amended from time to time (the “Rights Agreement”), which grants the Holders (as defined in the Rights Agreement), among other things, certain notice rights in connection with the Registration;
     WHEREAS, the Investors desire to waive all such notice rights that the Holders now hold or may hold in the future in connection with the Registration pursuant to Section 1.3 thereof;
     WHEREAS, the Company and the Investors desire to amend Section 1.13(a) of the Rights Agreement to conform with the provisions of the market standoff agreement that the managing underwriters are requiring holder’s of the Company’s capital stock to execute;
     WHEREAS, the Investors understand that the Company and the underwriters of the Offering will proceed with the Offering in reliance on this Agreement;
     WHEREAS, any term of the Rights Agreement (other than Section 2.4) may be amended and the observance of any term of the Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities (as defined therein) and any such amendment or waiver shall be binding upon each holder of any securities subject to the terms and conditions hereof, each future holder of all such securities and the Company; and
     WHEREAS, the undersigned Investors, representing the holders of at least sixty percent (60%) of the Registrable Securities, desire to amend the Rights Agreement as set forth herein and to waive any and all notice rights that the Holders have or may have with respect to the Registration.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
          1. Amendment. Section 1.13(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of such section:
     “Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.”
     2. Waiver of Notice. With respect to the Registration, the Investors hereby waive all notice rights related to the Registration that may arise under Section 1.3 of the Rights Agreement on behalf of themselves and all other Holders.
     3. Continued Validity of Rights Agreement. Except as otherwise provided herein, the Rights Agreement shall continue in full force and effect as originally constituted.
     4. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Rights Agreement.
     5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     6. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

COMPANY: QLIK TECHNOLOGIES INC.
By:	/s/ William G. Sorenson
Name:	William G. Sorenson
Title:	CFO

QLIK TECHNOLOGIES INC.
AMENDMENT AND WAIVER OF NOTICE AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

HOLDERS:

ACCEL EUROPE L.P.

By:	Accel Europe Associates L.P. Its General Partner

By: Accel Europe Associates L.L.C.
Its: General Partner

By:	/s/ Jonathan Biggs

Attorney in Fact

ACCEL EUROPE INVESTORS 2004 L.P.

By: Accel Europe Associates L.L.C.
Its: General Partner

By:	/s/ Jonathan Biggs

Attorney in Fact

QLIK TECHNOLOGIES INC.
AMENDMENT AND WAIVER OF NOTICE AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

HOLDERS (Continued):

JERUSALEM VENTURE PARTNERS IV, L.P.

By: Jerusalem Partners IV, L.P., its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:	Erel Margalit

Title:	Managing Partner

JERUSALEM VENTURE PARTNERS IV-A, L.P.

By: Jerusalem Partners IV, L.P., its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:	Erel Margalit

Title:	Managing Partner

JERUSALEM VENTURE PARTNERS ENTREPRENEURS FUND IV, L.P.

By: Jerusalem Partners IV, L.P., its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:	Erel Margalit

Title:	Managing Partner

QLIK TECHNOLOGIES INC.
AMENDMENT AND WAIVER OF NOTICE AGREEMENT

HOLDERS (Continued):

JERUSALEM VENTURE PARTNERS IV (ISRAEL), L.P.

By:	Jerusalem Partners IV — Venture Capital, L.P., its General Partner

By:	JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:	Erel Margalit

Title:	Managing Partner

JVP IV ANNEX FUND, L.P.

By:	JP Media V, L.P., its General Partner

By:	JVP Corp IV, its General Partner

By:	/s/ Erel Margalit

Name:	Erel Margalit

Title:	Managing Partner

QLIK TECHNOLOGIES INC.
AMENDMENT AND WAIVER OF NOTICE AGREEMENT